Exhibit 99.2
PRESS RELEASE

UNION NATIONAL FINANCIAL CORPORATION HOLDS ANNUAL MEETING OF SHAREHOLDERS.

The Annual Meeting of Shareholders of Union National Financial Corporation ("Union National") was held on April 30, 2008 at the Eden Resort Inn in Lancaster, PA. At the Annual Meeting, shareholders elected William M. Nies, Kevin D. Dolan and Thomas J. McGrath as Class C directors to serve for a three year term. Each of those directors previously served on the Union National board.

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for 155 years. The bank operates nine retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, Chairman/CEO/President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
(717) 519-8630

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.